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                                EXHIBIT NO. 21.01

                              LIST OF SUBSIDIARIES
                             AS OF DECEMBER 31, 2002

                                    DOMESTIC

1.   Billpoint, Inc., a Delaware corporation
2.   Blackthorne Software, Inc., a Delaware corporation
3.   CARad Inc., a Delaware corporation
4.   Confinity, Inc., a California corporation
5.   eBay International Inc., a Delaware corporation
6.   eBay Real Estate Inc., a Delaware corporation
7.   eBay Real Estate No. 1, Inc., a Delaware corporation
8.   eBay Real Estate No. 2, Inc., a Delaware corporation
9.   Half.com, Inc., a Pennsylvania corporation
10.  HBJ Partners, LLC, a California limited liability company
11.  HomesDirect.com, Inc., a Delaware corporation
12.  Jump Incorporated, an Ohio corporation*
13.  PayPal, Inc., a Delaware corporation
14.  PayPal Asset Management, Inc., a Delaware corporation
15.  111 Potrero Partners, LLC, a California limited liability company
16.  6700 Cherry Ave Partners, a California general partnership
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*d/b/a Up4Sale

                                  INTERNATIONAL

1.    eBay Australia and New Zealand Pty. Ltd.(Australia)
2.    eBay Australia Pty. Ltd. (Australia)
3.    eBay Belgium Holdings SA (Belgium)
4.    eBay Canada Limited (New Brunswick)(Canada)
5.    eBay France SA (France)**
6.    eBay Global Holdings B.V. (The Netherlands)
7.    eBay GmbH (Germany)
8.    eBay International AG (Switzerland)
9.    eBay Italia S.r.l. (Italy)
10.   eBay Japan Inc. (Japan)
11.   eBay KTA (UK) Limited. (United Kingdom)
12.   eBay Netherlands B.V. (The Netherlands)
13.   eBay Promotions (UK) Ltd. (United Kingdom)
14.   eBay Spain International, S.L. (Spain)
15.   eBay Sverige AB (Sweden)
16.   eBay Taiwan Company Ltd. (Taiwan)
17.   eBay UK Limited (United Kingdom)
18.   Hortensia B.V. (The Netherlands)
19.   iBazar Belgium SA (Belgium)
20.   iBazar Pro NL BV (The Netherlands)
21.   iBazar Pro SARL (France)
22.   iBazar Sverige AB (Sweden)
23.   Inter Bazar (Portugal)
24.   Internet Auction Co., Ltd.(Korea)***
25.   MercadoLibre, Inc. (United States)
26.   NeoCom Technology Co., Ltd. (Taiwan)
27.   Opendeal (Belgium)
28.   PayPal (Europe) Ltd. (United Kingdom)


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29.   PayPal Panama, Inc. (Panama)
30.   Prime Energy Company Ltd. (Hong Kong)
31.   Total Sites (Portugal)
32.   VAC SARL (France)

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**  99.98% held by eBay Inc. subsidiary
*** 50.054% held by eBay Inc. subsidiary


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